[ASTA FUNDING LOGO]                                                 Exhibit 99.1
NASDAQ: ASFI


                                            FOR IMMEDIATE RELEASE

CONTACT:
                                            Stephen D. Axelrod, CFA
Mitchell Cohen, CFO                         Andria Arena (Media)
ASTA FUNDING, INC.                          WOLFE AXELROD WEINBERGER ASSOC. LLC
(201) 567-5648                              (212) 370-4500; (212) 370-4505 (Fax)
                                            steve@wolfeaxelrod.com


                  ASTA FUNDING REPORTS RECORD THIRD QUARTER AND
                       NINE MONTHS REVENUES AND NET INCOME

           - 3RD QUARTER REVENUES RISE 58%, NET INCOME INCREASES 52% -

ENGLEWOOD CLIFFS, NJ, AUGUST 9, 2005 -- ASTA FUNDING, INC., (NASDAQ: ASFI), A LEADING CONSUMER RECEIVABLE ASSET MANAGEMENT AND LIQUIDATION COMPANY, today reported results for the three months and nine months ended June 30, 2005.

Net income for the three months ended June 30, 2005, rose 52% to a record $8,536,000, or $0.59 per diluted share, compared to $5,607,000, or $0.39 per diluted share, in the same prior year period. Revenues for the three months ended June 30, 2005, were $19,028,000, an increase of 58% compared to revenues of $12,050,000 a year ago.

Net income for the nine months ended June 30, 2005 grew 40% to a record $21,992,000 or $1.53 per diluted share, from $15,728,000, or $1.10 per diluted share, for the same period a year earlier. Revenues for the nine months ended June 30, 2005 were a record $49,520,000, an increase of 36% compared to revenues for the nine months ended June 30, 2004 of $36,369,000.

Mr. Gary Stern, Asta's Chief Executive Officer, stated, "We are extremely pleased to report another record quarter and nine months. Our performance continues to demonstrate that our business model is sound. We continue to buy attractively priced distressed consumer receivable portfolios for liquidation and for the June quarter we purchased portfolios with a face amount exceeding $481 million, bringing our aggregate purchases for the nine months to $2.3 billion, at prices that will allow us to attain our desired financial returns. Additionally, we are in the final negotiations for the purchase of portfolios with an aggregate face amount in excess of $500 million, which we anticipate announcing within the next two weeks."

"Our financial metrics," Mr. Stern added, "are strong with cash collections in the quarter of $43.5 million, up significantly from the $26.0 million collected in the same quarter a year earlier. We remain highly disciplined in our portfolio purchases and have the funds and credit resources to acquire portfolios when the appropriate opportunities arise. At June 30, 2005 stockholder's equity was $136.4 million and our book value was $10.05, an increase of roughly 25% from June 30, 2004."

                                                                        - MORE -

--------------------------------------------------------------------------------
                  210 Sylvan Avenue, Englewood Cliffs, NJ 07632
                       (201) 567-5648, (201) 567-2203 fax

Mr. Stern concluded, "Asta has been steadfast in its business focus. We are disciplined buyers of distressed consumer receivable portfolios and recognize our superior performance is the result of maintaining that discipline. We will continue to build shareholder value by applying the same principles in the future. We are confident that this is the path to long term success."

Asta Funding will conduct a teleconference today at 10:30 a.m. EDT. To participate please dial USA/Canada (877) 511-5818, International (706) 634-1462 about 5 -10 minutes prior to 10:30 a.m. EDT. Please refer to the Asta Funding earnings teleconference ID 8395599. A recording of the conference call will be available from 12:00 noon EDT August 9th through August 16th, by dialing USA/ Canada (800) 642-1687, International (706) 645-9291, conference ID 8395599.

                       -----------------------------------

Asta Funding, Inc.

Based in Englewood Cliffs, NJ, ASTA FUNDING, INC., is a leading consumer receivable asset management company that specializes in the purchase, management and liquidation of performing and non-performing consumer receivables. For additional information, please visit our website at www.astafunding.com.

Except for historical information contained herein, the matters set forth in this news release are "forward- looking" statements (as defined in the Private Securities Litigation Reform Act of 1995.) Although Asta Funding, Inc. believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from Asta Funding, Inc.'s expectations. Factors that could contribute to such differences include those identified in Asta Funding, Inc.'s Form 10-K for the fiscal year ended September 30, 2004, and those described from time to time in Asta Funding, Inc.'s other filings with the Securities and Exchange Commission, news releases and other communications, including that Asta may not be able to purchase consumer receivable portfolios at favorable prices or on sufficiently favorable terms or at all. Asta Funding, Inc.'s reports with the Securities and Exchange Commission are available free of charge through its website at www.astafunding.com.

                                                             - TABLE TO FOLLOW -

                       ASTA FUNDING, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF OPERATIONS DATA
                                   (UNAUDITED)


                                                       Three Months Ended                      Nine Months Ended
                                                            June 30,                                June 30,
                                                            --------                                --------
                                                      2005               2004                2005                2004
                                                      ----               ----                ----                ----
Revenues:
Finance income                                 $19,028,000        $12,050,000         $49,520,000         $36,369,000
                                               -----------        -----------         -----------         -----------

Expenses:
General and administrative                       4,153,000          2,474,000          11,122,000           7,998,000
Interest                                           512,000            167,000           1,415,000             623,000
Third-party servicing                                    -                  -                   -           1,316,000
                                               -----------        -----------         -----------         -----------

                                                 4,665,000          2,641,000          12,537,000           9,937,000
                                               -----------        -----------         -----------          ----------

Income before income taxes                      14,363,000          9,409,000          36,983,000          26,432,000

Income tax expense                               5,827,000          3,802,000          14,991,000          10,704,000
                                               -----------        -----------         -----------         -----------

Net income                                      $8,536,000         $5,607,000         $21,992,000         $15,728,000
                                               -----------        -----------         -----------         -----------

Net income per share:

Basic                                                $0.63              $0.42               $1.63               $1.18
                                                     -----              -----               -----               -----

Diluted                                              $0.59              $0.39               $1.53               $1.10
                                                      ----              -----               -----               -----

Weighted average number of shares outstanding:

Basic                                           13,569,000         13,403,000          13,529,000          13,318,000
                                                ----------         ----------          ----------          ----------

Diluted                                         14,424,000         14,286,000          14,377,000          14,248,000
                                                ----------         ----------          ----------          ----------

                                                                        - MORE -

                       ASTA FUNDING, INC. AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS DATA

                                                                               JUNE 30,            SEPTEMBER 30,
                                                                                 2005                  2004
                                                                             -----------           -------------
                                                                             (UNAUDITED)
                                 ASSETS
Cash                                                                        $  1,920,000            $  3,344,000
Consumer receivables acquired for liquidation                                166,728,000             146,165,000
Deposit on receivable purchase                                                         -               7,288,000
Furniture and equipment, net                                                     678,000                 596,000
Due from servicers                                                               740,000                       -
Prepaid income taxes                                                             713,000                       -
Other assets                                                                     961,000               1,248,000
                                                                            ------------            ------------

          Total assets                                                      $171,740,000            $158,641,000
                                                                            ============            ============

           LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
   Debt                                                                      $30,700,000             $39,355,000
   Other liabilities                                                           3,850,000               3,351,000
   Income taxes payable                                                          711,000               1,425,000
   Deferred income taxes                                                          44,000                  44,000
                                                                            ------------            ------------

          Total liabilities                                                   35,305,000              44,175,000
                                                                            ------------            ------------

Stockholders' Equity
   Preferred stock, $.01 par value; authorized 5,000,000; issued and outstanding -- none
   Common stock, $.01 par value; authorized 30,000,000 shares;
   issued and outstanding -- 13,577,000 at June 30, 2005
   and 13,432,000 at September 30, 2004                                          136,000                 134,000
   Additional paid-in capital                                                 60,584,000              59,184,000
   Retained earnings                                                          75,715,000              55,148,000
                                                                            ------------            ------------

          Total stockholders' equity                                         136,435,000             114,466,000
                                                                            ------------            ------------

Total liabilities and stockholders' equity                                  $171,740,000            $158,641,000
                                                                            ============            ============


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